EXHIBIT 10.8

                                                                       EXHIBIT C

                                OPTION AGREEMENT

     THIS OPTION AGREEMENT (this "Agreement") is made as of the 5th day of August 1996, by and between VIDEOLAN TECHNOLOGIES, INC., a Delaware corporation (the "Company") and VIDEO NETWORKS, INC., a New York corporation (the "Optionee").

     WHEREAS, pursuant to that certain Consulting Agreement dated August 5, 1996 between the Company and Optionee (the "Consulting Agreement"), Optionee was granted options (the "Options") to purchase up to 40,000 shares of the Company's common stock (the "Shares") over a certain period of time;

     WHEREAS, Optionee and the Company desire to set forth the terms and conditions of the Options;

     NOW, THEREFORE, in consideration of the promises and other good and valuable consideration, the receipt, mutuality and sufficiency of which is acknowledged, the parties hereto agree as follows:

     1. Option. On the terms and subject to the conditions of this Agreement, Optionee shall have the right to purchase up to 40,000 Shares, subject to adjustment in accordance with Section 6 of this Agreement and subject to the exercise requirements set forth in Sections 4(a), (b), (c) and (d) of this Agreement.

     2. Option Exercise Price. The exercise price of the Option (the "Exercise Price") shall be $15.50 per Share, subject to adjustment in accordance with
Section 6 of this Agreement.

     3. Duration of Option. The Option shall expire five years from the date hereof.

     4. Exercise of Option.

          (a) Options with respect to 14,000 Shares shall vest and be exercisable six months after the Company has notified the Optionee that it has determined the Optionee has achieved the First Milestone (as defined on Exhibit B of the Consulting Agreement);

          (b) Options with respect to an additional 13,000 Shares shall vest and be exercisable six months after the Company has notified the Optionee that it has determined the Optionee has achieved the Second Milestone (as defined on Exhibit B of the Consulting Agreement); and

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          (c) Options with respect to the remaining 13,000 Shares shall vest and be exercisable six months after the Company has notified the Optionee that it has determined the Optionee has achieved the Third Milestone (as defined on Exhibit B of the Consulting Agreement).

          (d) Upon termination of this Agreement for any reason, all unvested Options shall be canceled effective upon the date of such termination and all vested Options shall terminate thirty (30) days after the date of such termination.

          (e) This Option may be exercised by delivery of written notice to the Company at its executive offices, addressed to the attention of the Chief Financial Officer. Such notice: (i) shall be accompanied by all necessary corporate authorization and signed by the president of Optionee or its legal representatives; (ii) shall specify the number of full Shares then elected to be purchased with respect to the Option; and (iii) shall be accompanied by payment in full of the Exercise Price of the Shares to be purchased.

          (f) The Exercise Price upon exercise of this Option shall be payable to the Company in cash or its equivalent.

          (g) As promptly as practicable after the receipt of notice and payment upon exercise, the Company shall cause to be delivered to Optionee certificates for the Shares so purchased. If the Option shall have been exercised in full, this Agreement shall be returned to the Company and canceled.

     5. Registration of Shares. In the event that Optionee should acquire any Shares which, at the time of acquisition, are not duly registered under the Act and, as necessary, applicable state securities law, certificates evidencing the unregistered Shares shall bear the following legends:

          THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR UNDER THE SECURITIES LAWS OF ANY STATE. THEY MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED, PLEDGED, HYPOTHECATED OR OTHERWISE DISPOSED OF, AND WILL NOT BE TRANSFERRED ON THE BOOKS AND RECORDS OF THE COMPANY, UNLESS (i) THEY HAVE BEEN REGISTERED UNDER THE ACT AND UNDER APPLICABLE STATE SECURITIES LAWS, OR (ii) REGISTRATION UNDER THE ACT AND APPLICABLE STATE SECURITIES LAWS IS NOT REQUIRED.

Upon the registration of any shares represented by a certificate bearing this legend, the Company shall issue replacement certificates free of this legend.

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     6. Adjustments in Authorized Shares and the Option. In the event of a merger, reorganization, consolidation, recapitalization, reclassification, split-up, spin-off, separation, liquidation, share dividend, share split, reverse share split, share combination, share exchange or other change in the capital structure of the Company affecting the Shares, the Board of Directors of the Company may substitute or adjust the total number and class of Shares or other securities that may be issued hereunder, and the Exercise Price, as it determines to be appropriate and equitable to prevent dilution or enlargement of the rights of Optionee and to preserve, without diluting or exceeding, the value of the Option, provided, however, that such adjustments shall be equivalent to that imposed equally upon all other option holders and/or shareholders in the Company.

     7. Miscellaneous.

          (a) Tax Withholding. The parties acknowledge and agree that any and all compensation received by Optionee pursuant to any exercise of the Option will be self-employment income, and that Optionee shall bear the sole responsibility with respect to withholding and estimated tax payments on such compensation.

          (b) Amendment. This Agreement may not be changed or terminated except by written instrument signed by the parties.

          (c) Successors; Binding Agreement. The Company agrees that:

               (i) The Company will require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Company, by agreement in form and substance satisfactory to Optionee, to expressly assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform if no succession had taken place; and

               (ii) This Agreement and all rights of Optionee hereunder shall inure to the benefit of and be enforceable by Optionee or its successors or assignees.

          (d) Severability. In the event any provision of this Agreement shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of this Agreement, and this Agreement shall be construed and enforced as if the illegal or invalid provision had not been included.

          (e) Entire Agreement. This Agreement, including the preambles and exhibits, together with the Consulting Agreement, sets forth the entire agreement between the parties as to the subject matter hereof and merges all prior discussions between them, and neither of the parties shall be bound by any conditions, definitions, understandings, or representations with respect to such subject matter other than as expressly provided herein and in the Consulting Agreement, or as duly set forth subsequent to the effective date hereof in writing and signed by the duly authorized representatives of both parties. Without limiting the generality of the foregoing, that certain Letter

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of Intent dated June 7, 1996 between Video Network and the Company shall be and is null, void and of no further force and effect.


               (f) Governing Law. This Agreement, and the application or interpretation thereof, shall be governed by the laws of the Commonwealth of Kentucky.

     IN WITNESS WHEREOF, the parties have signed this Agreement as of the date first above written.

                                       VIDEOLAN TECHNOLOGIES, INC.
                                       (the "Company")


                                       By: /s/ Steven Rothenberg
                                           -------------------------------------
                                       Title:  Vice President Finance


                                       VIDEO NETWORK, INC.
                                       ("Optionee")


                                       By: /s/ Edward Weston
                                           -------------------------------------
                                       Title:  President

                                   EXHIBIT D

                              VideoLAN Technologies
                         Software Resource Requirements
                        prepared by: Ed Weston, VNS, Inc.

Requirements:

VideoLAN Technologies, Inc. has requested Video Network Services, Inc. to manage, develop and enhance the current VL2000 videoconferencing application. The immediate goal is to release the first version of VL2000 to the marketplace with several enhancements within a very short time frame (target 30 day release). In order to accomplish this goal, we have identified programming and design expertise that is necessary and required immediately to support current resources in this development effort.

Resources:

System design and programming resources are required for short term efforts as well as for longer periods of time (12 months maximum).

o  Gateway Communications
     ImageLink API expertise
     T1/ISDN experience
     C++ programming

     Visual Basic/Delphi development

          1 Senior Software Engineer            6 Months         Budget:  $58K

o  Communications Port Design
     Data Channel Splitting
     C++ programming
     Senior Communications Port Designer

          2 Senior Software Engineers           2 Months (each)  Budget:  $27K

o  Tools and Administration
     Setup Procedures
     C++/Visual Basic
     Systems Integration
     T1/ISDN experience
     Installation
     Documentation

          1 Senior Software Engineer           12 Months         Budget:  $60K

o  Graphical User Interface
     GUI Design Front-ends
     Videoconferencing experience
     C++ programming
     Visual Basic/Delphi experience
     Gateway Integration into VL2000

          1 Senior Software Engineer            6 Months         Budget:  $35K

Total Estimated Funding:

             Total: Software Engineers (2.3 Person years)                $180K
                    Management, Facilities & Equipment Costs**             27K
                                                                         =====
                                  Total Budget Requirements:             $207K

** See attached Addendum

Recommendations:

It is recommended that Video Network Services, Inc. hire and/or subcontract the above available resources for the short term efforts. These resources will be supplied space and equipment in the Scarsdale, NY office to complete their tasks, as well as having access to the Bluegrass and Milford facilities as required above and ultimately replaced by VideoLAN with in-house talent as required during the course of this development effort.

Approvals:
- ---------


VideoLAN Technologies, Inc.                 Video Network Services, Inc.


/s/ Steven Rothenberg                       /s/ Edward E. Weston   Date: 7/15/96
- -------------------------  Date:  /  / 96   ----------------------
                            July 15, 1996

Addendum
- --------

Management, Facilities & Equipment Costs Breakdown

Facilities Overhead:          Office Space and Furniture                 $14,500
                              Utilities (Electric)

Administrative Support:       General Accounting                           6,000
                              Legal
                              Payroll
                              Clerical

Equipment:                    PC Development Class Machines                6,500
                                Quantity 3, configured as follows:

                                  166 MHZ Pentium
                                  32 MB RAM
                                  X6 CD-ROM Drive
                                  2 GB Hard Drive
                                  17" Color Monitor
                                  Network via Ethernet
                                  28.8 Modem support
                                                                  Total: $27,000
                                                                  --------------

                    Data Channel Communications Requirements

The following is a description of two (2) Data Channel Handlers required for the Gateway and Standalone Desktop for the VideoLAN 2000 system. These products will provide seamless, bi-directional communications for third-party applications over an ISDN or T1 data channel.

The following has already been achieved and verified:

o Second party produced software (such as Proshare, Face2Face, terminal, PC-Anywhere) require bidirectional communication over COM ports.

o The Videolan Hub allows communication over COM3 or COM4 between two machines looped through the HUB.

o    The ImageLink hardware allows sending of data packets across a connection for specific Kernels.

o Video Network Service has written software to send and receive data packets across the ImageLink hardware. The interface is a simple windows messaging scheme.

VideoLAN requires the following two product capabilities:

1) On a VL Gateway the data channel handler needs the capability to do the following two things:

o Read data off a COM port, packetize it and send it to the VNS software controlling the ImageLink Software.

o Receive Data Packets from the VNS software, queue and Write it to the COM port.

2) On a Standalone Desktop the data channel handler needs the capability to do the following things:

o Create a virtual Comm Port driver to replace a COM port for 2nd Party software to connect to.

o Read data sent to COM port driver, packetize it and send it to the VNS software controlling the ImageLink Software.

o Receive Data Packets from the VNS software, queue and Write it to the COM port driver for the 2nd Party Software to read.

The goal is to have a seamless bidirectional communications going on for the following three scenarios:

o Two standalone machines with 2nd Party Applications talking back to back over ISDN or T1 kernels

o A Desktop machine with 2nd Party Application talking to Gateway to Standalone with a 2nd Party Application over ISDN or T1 kernels

o A Desktop machine with 2nd Party Application talking to Gateway to A Gateway (over ISDN or T1 kernels) attached to Desktop machine with 2nd Party Application.

The remaining list of requirements for the two products:

1) All configuration info will be maintained in an .INI file called [Illegible] found in the windows directory.
2) The product can be brought up with (for debug purposes) or without a user interface (including icon).
3) All activity can be recorded (configuration switch) to a log file, and/or screen trace without running in a debugger.
4)   Full installation write up (one page step-by-step of how-to setup)
5)   Written for 16-bit windows without Win32s
6)   The code will be commented with function and file headers
7)   Written in one of the following 4 languages MS C, Visual C++, Delphi, or

     Visual Basic
8)   Product will run on Windows 3.x, 95 and NT 3.51.
9)   One Header for external Interface or Constants.
10) No software which requires a distribution license may be used in final products.
11)  Software rights will belong to VNS and/or VideoLAN.
12) All source code, makes will be delivered and shown to compile on VNS equipment.